CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


We have issued our audit report to the Directors of Digital Rooster.com Inc. as at March 31, 2000 August 31, 1999 and August 31, 1998 and for the periods then ended in respect of the financial statements being included on the filing on Amendments No. 2 to Form 20-F. Our report was dated June 1, 2000, except to Note 2 to the financial statements which is as of December 14, 2001.

We consent to the inclusion of the aforementioned report on the filing of Amendment No.2 to Form 20-F dated November 6, 2001.





SILVER  GOLD  GLATT  &  GROSMAN  LLP


"Randy  L. Gold"


Randy  L. Gold, Partner
Toronto, Ontario
November 6, 2001



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